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23.1   Consent of Independent Public Accountants

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated January 23, 2001 included in this Form 10-K into the Company's previously filed Registration Statement File No. 33-1658, No. 333-13693, No. 333-13695, No. 333-41371, No. 333-66301, No. 333-44558, No. 333-44560, and No.
333-51086 on Form S-8.

                                                          ARTHUR ANDERSEN LLP

Portland, Oregon,
March 29, 2001


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